EXHIBIT 99.1


                                                          FOR IMMEDIATE RELEASE

Apria Healthcare                                               OCTOBER 22, 2003
26220 Enterprise Court
Lake Forest, California 92630
Tel 949.639.2000
Fax 949.587.1850
                              For Further Information, Contact:
                              --------------------------------------------------
                              Lawrence M. Higby          Amin I. Khalifa
                              Chief Executive Officer or Chief Financial Officer
                              949.639.4960               949.639.4990


                           APRIA HEALTHCARE ANNOUNCES
                         THIRD QUARTER 2003 RESULTS AND
                    ADDITIONAL STOCK REPURCHASE AUTHORIZATION

     LAKE FOREST,  CA... October 22, 2003...  Apria Healthcare Group Inc. (NYSE:
AHG) today announced its financial results for the quarter ended September 30, 2003. Revenues were $346.3 million for the third quarter of 2003, an 11% increase compared to revenues of $312.0 million for the prior year quarter. Net income for the third quarter of 2003 was $28.9 million or $0.54 per share (diluted), which represents a 9% increase over net income of $26.5 million or $0.48 per share for the third quarter of 2002.

     Earnings before interest, taxes, depreciation and amortization (EBITDA) was $85.9 million for the third quarter, compared to $76.1 million for the same quarter last year and improved to 24.8% of revenues from 24.4% in 2002. This represents the twentieth consecutive quarter of EBITDA increase. EBITDA is presented as a supplemental performance measure and is not meant to be considered as an alternative to net income or cash flows from operating activities or any other measure calculated in accordance with generally accepted accounting principles. Further, EBITDA may not be comparable to similarly titled measures used by other companies. A table reconciling EBITDA to net income is presented at the bottom of the condensed consolidated statements of income included in this release.

     At September 30, 2003, net days sales outstanding (DSO) were 51 days, down from 52 days at June 30, 2003. For the nine months of 2003, cash flow from operations increased $9.8 million from the prior year to $198.7 million. This improvement in operating cash flow occurred despite a $27.6 million increase in tax payments.

     "We continue to be very pleased with our ongoing revenue and EBITDA growth," said Lawrence M. Higby, President and Chief Executive Officer. "Internal expansion and acquisitions continued to drive Apria's growth during this past quarter. Through the first three quarters of 2003 we have continued our acquisition strategy by acquiring 21 businesses with an aggregate purchase price of $88.6 million, all of which continued to be funded by cash flow generated from operations."

     Apria also announced that its Board of Directors has authorized the company to repurchase up to an additional $100 million worth of its outstanding common stock. Depending on market conditions and other considerations, the company plans to repurchase stock in open market or privately negotiated transactions, with at least $50 million in repurchases contemplated by the end of the first quarter of 2004 and the balance by the end of 2004. During the third quarter, Apria completed a $250 million convertible note financing and used a portion of the proceeds along with other funds to purchase 4.2 million shares of its stock at an average price of $26.37 per share pursuant to previously announced repurchase authorizations.

     Apria provides home respiratory therapy, home infusion therapy and home medical equipment to patients in 50 states through approximately 425 branches. With over $1.25 billion in annual revenues, Apria is the nation's leading homecare company.

     This release may contain statements regarding anticipated future developments that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Results may differ materially as a result of the risk factors included in the company's filings with the Securities and Exchange Commission and other factors over which the company has no control.

                           (financial tables attached)


                           APRIA HEALTHCARE GROUP INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                                   SEPTEMBER 30,   DECEMBER 31,
(dollars in thousands)                                                 2003           2002
----------------------------------------------------------------------------------------------
                                                                   (unaudited)
                            ASSETS

CURRENT ASSETS:
Cash and cash equivalents                                          $  134,513       $   26,383
Accounts receivable, net of allowance for doubtful accounts           195,421          185,298
Inventories, net                                                       29,354           27,067
Other current assets                                                   43,824           51,613
                                                                   ----------       ----------
       TOTAL CURRENT ASSETS                                           403,112          290,361

PATIENT SERVICE EQUIPMENT, NET                                        214,885          186,210
PROPERTY, EQUIPMENT & IMPROVEMENTS, NET                                51,527           54,134
OTHER ASSETS, NET                                                     345,877          264,951
                                                                   ----------       ----------
       TOTAL ASSETS                                                $1,015,401       $  795,656
                                                                   ==========       ==========


              LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued liabilities                           $  160,214       $  162,000
Current portion of long-term debt                                      28,496           21,713
                                                                   ----------       ----------
       TOTAL CURRENT LIABILITIES                                      188,710          183,713

LONG-TERM DEBT, net of current portion                                477,134          247,655
OTHER NON-CURRENT LIABILITIES                                          18,235           12,979
                                                                   ----------       ----------
       TOTAL LIABILITIES                                              684,079          444,347


STOCKHOLDERS' EQUITY                                                  331,322          351,309
                                                                   ----------       ----------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  $1,015,401       $  795,656
                                                                   ==========       ==========

                           APRIA HEALTHCARE GROUP INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)

                                                             THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                SEPTEMBER 30,                    SEPTEMBER 30,
                                                          -----------------------           -----------------------
(dollars in thousands, except per share data)                 2003        2002                 2003         2002
-------------------------------------------------------------------------------------------------------------------

Respiratory therapy                                       $  233,543   $  205,319           $  688,811   $  613,814
Infusion therapy                                              60,821       58,785              180,655      170,204
Home medical equipment/other                                  51,959       47,942              155,210      139,798
                                                          ----------   ----------           ----------   ----------
       NET REVENUES                                          346,323      312,046            1,024,676      923,816

       GROSS PROFIT                                          253,194      227,813              747,546      672,981

Provision for doubtful accounts                               12,507       11,476               38,223       34,534
Selling, distribution and administrative expenses            189,748      169,797              558,235      503,818
Amortization of intangible assets                                732          667                2,143        2,003
                                                          ----------   ----------           ----------   ----------
       OPERATING INCOME                                       50,207       45,873              148,945      132,626
Interest expense, net                                          3,664        3,528               10,005       11,637
                                                          ----------   ----------           ----------   ----------
       INCOME BEFORE TAXES                                    46,543       42,345              138,940      120,989
Income tax expense                                            17,686       15,880               52,845       45,371
                                                          ----------   ----------           ----------   ----------
NET INCOME                                                $   28,857   $   26,465           $   86,095   $   75,618
                                                          ==========   ==========           ==========   ==========
Income per common share- assuming dilution                $     0.54   $     0.48           $     1.57   $     1.36
                                                          ==========   ==========           ==========   ==========

Weighted average number of common shares outstanding          53,532       55,368               54,792       55,469


RECONCILIATION - EBITDA:

  Reported net income                                     $   28,857   $   26,465           $   86,095   $   75,618
  Add back: Interest expense, net                              3,664        3,528               10,005       11,637
  Add back: Income tax expense                                17,686       15,880               52,845       45,371
  Add back: Depreciation                                      34,937       29,551              100,931       85,566
  Add back: Amortization of intangible assets                    732          667                2,143        2,003
                                                          ----------   ----------           ----------   ----------
EBITDA                                                    $   85,876   $   76,091           $  252,019   $  220,195
                                                          ==========   ==========           ==========   ==========




                           APRIA HEALTHCARE GROUP INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                                   NINE MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                               ------------------------
(dollars in thousands)                                                            2003          2002
-------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
Net income                                                                     $  86,095      $  75,618
Items included in net income not requiring cash:
   Provision for doubtful accounts                                                38,223         34,534
   Depreciation and amortization                                                 103,074         87,569
   Deferred income taxes and other                                                18,473         42,097
Changes in operating assets and liabilities, exclusive
   of effects of acquisitions                                                    (47,188)       (50,961)
                                                                               ---------      ---------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                                  198,677        188,857
                                                                               ---------      ---------

INVESTING ACTIVITIES

Purchases of patient service equipment and property, equipment
  and improvements, exclusive of effects of acquisitions                        (116,544)       (88,857)
Proceeds from disposition of assets                                                  419            239
Cash paid for acquisitions, including payments of deferred consideration         (88,791)       (59,566)
                                                                               ---------      ---------
      NET CASH USED IN INVESTING ACTIVITIES                                     (204,916)      (148,184)
                                                                               ---------      ---------
FINANCING ACTIVITIES

Net proceeds (payments) on debt                                                  235,115        (14,151)
Capitalized debt issuance costs                                                   (6,584)          (666)
Outstanding checks included in accounts payable                                   (5,785)        (6,856)
Repurchases of common stock, net                                                (108,377)       (15,627)
                                                                               ---------      ---------
      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                        114,369        (37,300)
                                                                               ---------      ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                        108,130          3,373
Cash and cash equivalents at beginning of year                                    26,383          9,359
                                                                               ---------      ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $ 134,513      $  12,732
                                                                               =========      =========